UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

 Current Report

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

June 22, 2015
Date of Report (Date of earliest event reported)

The Boeing Company
(Exact name of registrant as specified in its charter)

Delaware	1-442	91-0425694
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

100 N. Riverside, Chicago, IL	60606-1596
(Address of Principal Executive Offices)	(Zip Code)
(312) 544-2000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2015, W. James McNerney, Jr. decided to step down as Chief Executive Officer of The Boeing Company (the “Company”) effective July 1, 2015 (the “Effective Date”) and Dennis A. Muilenburg was elected as President and Chief Executive Officer of the Company and a member of the Board of Directors (the “Board”) as of the Effective Date.  Mr. McNerney will continue to serve as the Chairman of the Board. A copy of the Company’s press release announcing these changes is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Mr. McNerney and the Company entered into a Transition and Retirement Agreement (the “Agreement”) dated June 22, 2015, which supersedes the existing employment agreement between Mr. McNerney and the Company. Pursuant to the Agreement, Mr. McNerney will remain employed by the Company between the Effective Date and February 29, 2016 (such period, the “Transition Period”) in order to assist with the leadership transition. During the Transition Period, Mr. McNerney will receive a base salary at an annual rate of $1.5 million (the “Transition Base Salary”), will be eligible to earn an annual incentive award at a target rate of 150% of the Transition Base Salary, and will continue to be eligible to accrue certain pension benefits. As of the Effective Date, Mr. McNerney will not be entitled to receive future grants of awards as an employee pursuant to The Boeing Company 2003 Incentive Stock Plan (the “Stock Plan”) nor will he be eligible to participate in the Boeing Executive Layoff Plan. Mr. McNerney’s outstanding equity and other incentive awards will continue to vest, if at all, in accordance with the terms of the applicable agreements. During the Transition Period, Mr. McNerney will continue to receive benefits and executive perquisites similar in nature and scope to those he received during his tenure as Chief Executive Officer, consistent with the Company’s previously disclosed policies and subject to the terms set forth in the Agreement with respect to air travel. The Agreement preserves the non-competition, confidentiality and non-solicitation provisions from Mr. McNerney’s existing employment agreement. Following the Transition Period, Mr. McNerney will receive the same cash and equity compensation for his Board service as other non-employee Board members in accordance with the Company’s non-employee director compensation program, including any additional cash retainer that the Board may provide Mr. McNerney in connection with his service as Chairman of the Board. The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 and incorporated herein by reference.

Mr. Muilenburg, 51, has served as the Company’s Vice Chairman, President and Chief Operating Officer since December 2013.  Prior to that, he served as Boeing Executive Vice President and President and Chief Executive Officer, Boeing Defense, Space & Security from September 2009 to December 2013.  In connection with his new role, Mr. Muilenburg will receive a base salary at an annual rate of $1.6 million and will be eligible to earn an annual incentive award at a target rate of 170% of his base salary. In addition, Mr. Muilenburg will receive 18,709 restricted stock units, effective as of the Effective Date and upon his commencing to serve as the Company’s Chief Executive Officer on the Effective Date. The restricted stock units will vest three years after the Effective Date and will be subject to the terms and conditions set forth in the Stock Plan and the Notice of Terms of Restricted Stock Units, a copy of which is filed as Exhibit 10.2 and incorporated herein by reference.

The Board also appointed Mr. Muilenburg to serve as Chair of the Board’s Special Programs Committee and as the sole member of the Board’s Stock Plan Committee, in each case as of the Effective Date.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On June 22, 2015, the Board adopted an amendment to Article II, Section 1 of the Company’s By-Laws to increase the number of directors from ten to eleven, effective as of the Effective Date. A copy of the amended and restated By-Laws is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.2	By-Laws of The Boeing Company, as amended and restated effective July 1, 2015
10.1	Transition and Retirement Agreement dated June 22, 2015
10.2	Notice of Terms of Restricted Stock Units
99.1	Press Release issued by The Boeing Company dated June 23, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY

By: /s/ Michael F. Lohr
 Michael F. Lohr
 Vice President, Assistant General Counsel and Corporate Secretary

Dated: June 23, 2015

INDEX TO EXHIBITS

Exhibit Number	Description
3.2	By-Laws of The Boeing Company, as amended and restated effective July 1, 2015
10.1	Transition and Retirement Agreement dated June 22, 2015
10.2	Notice of Terms of Restricted Stock Units
99.1	Press Release issued by The Boeing Company dated June 23, 2015